UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3022 North Hollywood Way. Burbank, CA 91505

(Address of Principal Executive Offices) (Zip Code)

818 260 0930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On May 25, 2017 the Company completed the sale of $500,000 of Convertible Promissory Notes (the “Notes”) to two accredited investors (the “Investors”) due May 23, 2018 (the “Maturity Date”). After transaction costs, the company netted $470,000 from the sale of the Notes. These notes bear interest at the rate of 12% per annum to the Maturity Date and 24% per annum on any remaining balance thereafter. The Notes may be redeemed by the Company for 125% of face value within 90 days of issuance and at 135% of face value from 91 days after issuance and before 180 days after issuance. The Notes are convertible beginning six months after the issue date of May 23, 2017 at 60% of the lowest closing market price for the Company’s common stock for the 20-day trading period ending on the last trading day prior to the date of conversion. The Investors were issued 18,000,000 shares of the Company’s common stock, rather than a common stock purchase warrant with a variable exercise price, as a commitment fee.

In connection with the sale of the Notes, holders (the “Prior Holders”) of a majority of the principal amount of the Company’s notes outstanding at May 18, 2017 (the “Prior Notes”) executed, as of that date, an Omnibus Amendment (the “Omnibus Amendment”) to that certain Securities Purchase Agreement (the “SPA”) dated April 27, 2015 and amended January 5, 2017 by that certain Convertible Note Amendment Agreement (the “Amendment Agreement”) by and between the Company and the Prior Holders, pursuant to Section 10(e) of the SPA. Pursuant to the Omnibus Amendment, the Prior Holders and the Company agreed as follows:

1. The maturity dates of the Prior Notes shall be extended to May 18, 2018, and the Prior Holders may not convert the Prior Notes until the sooner of (i) May 18, 2018 or (ii) the date upon which the total balance outstanding on the Notes is collectively less than $100,000;

2. Section 4.14 was amended to permit the sale of the Notes containing a Variable Rate Transaction;

3. The Prior Holders confirmed to the Investors that the Prior Notes are not currently in default and they will not enforce any default until the amount outstanding on the Notes is collectively less than $50,000;

4. The Prior Holders confirmed that the issuance of the Notes will not trigger an event of default, trigger any anti-dilution or ratchet provisions or violate any right of first refusal, right to participate or most-favored-nation clause under the Prior Notes; and

5. The Prior Holders were relieved of the obligation to provide the final $50,000 tranche to the Company pursuant to the Amendment Agreement.

The Company will utilize the proceeds of the Note sale to prepare and submit a 510K application to the FDA for the Company’s Dominion SmartScan machine and for general working capital.

Item 9.01 Financial Statements and Exhibits

Exhibit 1. Convertible Notes;

Exhibit 2. Stock Purchase Agreements;

Exhibit 3. Omnibus Amendment;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

By:	/s/ Dane Medley
Name:	Dane Medley
Title:	President and Principal Executive Officer

Date: May 31, 2017